EXHIBIT 10.1

Agreement

between

Q-Seven Systems GmbH
Frohnkamp 18
40789 Monheim
Germany
Herein referred to as "LICENSOR"

and

Q-Seven Systems, Inc.
1800 East Sahara Avenue
Las Vegas
Nevada
USA
Herein referred to as "LICENSEE"

General Provisions

The LICENSOR has developed and owns a modularized software suite that can be used to distribute products and services and collect payments through the internet. Further the suite maintains User accounts and handles credit card transfers. This program hereinafter will be referred to as the "SOFTWARE", whether as source code or compiled program.

The LICENSEE has extensive experience and the necessary labor force to market the software.

Establishing the terms and conditions of their mutual partnership the parties agree as follows:

(1)

The LICENSOR grants to the LICENSEE the exclusive and unlimited right to sell licenses of the SOFTWARE worldwide for perpetuity. Exclusive shall be defined to mean that the LICENSOR cannot sell, license or other wise transfer to any third party said SOFTWARE in its present form or any future form or application it may have, unless it does so through LICENSEE. A license of the SOFTWARE is the right to use one copy of the SOFTWARE for a particular purpose including the installation of one copy of the SOFTWARE on a machine to be specified by the buyer of the License and the necessary training for the staff of the buyer to operate the SOFTWARE.

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The  LICENSOR  will  provide  installation  of the SOFTWARE and training for the staff of the buyer. Prices and conditions under which such service is provided will be subject to a separate agreement between LICENSOR and buyer.

The LICENSEE cannot transfer any right to sell licenses of the SOFTWARE to any third party unless said third party is a wholly owned subsidiary of LICENSEE.

The LICENSEE is free to choose price and conditions under which he sells licenses of the SOFTWARE.

The ownership of the SOFTWARE remains at all times with the LICENSOR.

(2)

The parties agree that the LICENSOR receives from the LICENSEE a royalty fee of 90% of the revenue generated by the sale of licenses of the software. The payment of such royalty fees is due immediately after each payment received by the LICENSEE.

The Licensee has to disclose all information about any client or prospective sale to Licensor immediately after receipt of such information.

All agreements made by LICENSEE with buyers of licenses of the SOFTWARE involving any manpower or equipment of the LICENSOR need the formal approval of LICENSOR.

(3)

LICENSOR warrants to the buyers of licenses of the SOFTWARE that the SOFTWARE shall conform in all material respects to the Documentation then provided with the SOFTWARE.

LICENSOR'S sole obligation under this warranty shall be limited to using its reasonable efforts to correct any defects and supply the buyer with a corrected version of the SOFTWARE (or an Update including an appropriate error correction), as soon as practicable after the buyer has notified LICENSOR of such defects. All other warranties and liabilities comply with the regulation of the German law.

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(4)

All costs directly related to the sale of licenses of the SOFTWARE have to be paid by LICENSEE. Licensor will bear all other expenses especially hereunder marketing and software development costs not directly related to a particular sale of a license of the SOFTWARE.

(5)

LICENSOR will use reasonable efforts to develop the SOFTWARE according to the Product Development Plan attached to this Agreement. From time to time, the parties will adjust this Product Development Plan to the then current market demands, the Licensor's capacities and financial situation and other determinants influencing the development of the SOFTWARE.

Further, the LICENSOR will use reasonable efforts to market the software. The amount of money spent, the target groups, target markets and marketing instruments are in LICENSOR'S sole discretion.

LICENSOR will provide technical support for the operation of the SOFTWARE to buyers of licenses of the SOFTWARE. Prices and conditions under which such service is provided will be subject to a separate agreement between LICENSOR and buyer.

(7)

This Agreement and the Support Agreement reflects the entire understanding of the parties with respect to the subject matter of this agreement No supplementary agreements exist. All additions and modifications of this agreement have to be in written form and require the approval of both parties.

Any invalid portion of this agreement will not affect the validity of the entire agreement. The patties will replace the invalid portion with a provision meeting their original understanding.

This Agreement will be governed by the laws of the State of Nevada.

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In witness  thereof,  the parties  have caused this  Agreement to be executed by their duly authorized representatives.

For LICENSOR                                   For LICENSEE


/s/ Ph. Kriependorf                            /s/ Ph. Kriependorf
------------------------------                 ------------------------------
Philipp Kriependorf                            Philipp Kriependorf
Managing Director                              President and Director


                                               /s/ Ph. Kamp
                                               ------------------------------
                                               Philip Kamp
                                               Director


                                               /s/ Olaf Cordt
                                               ------------------------------
                                               Olaf Cordt
                                               Secretary and Director

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